Exhibit 99

Intermost Corporation Acquires Equity Stake in Shenzhen International Hi-Tech Exchange in China


Shenzhen, China - [**], 2005 - Intermost Corporation (OTC BB: IMOT) today announced that on December 8, 2004, its wholly owned subsidiary, Intermost Information Technology (Shenzhen) Co., Ltd. ("IITS"), entered into an agreement to purchase from Shenzhen Merchant Technology Investment Co., Ltd. ("SMTI") a 15% interest in Shenzhen International Hi-Tech Exchange. The consideration for the purchase, RMB 4.5 million (approximately US$543,478), was paid with 2,470,355 shares of IMOT restricted common stock valued at US$0.22 per share, the average price of the common stock during the period from October 18 to November 18, 2004. The acquisition was completed on February 25, 2005.

The Shenzhen International Hi-Tech Exchange, located in Shenzhen, China, is an enterprise authorized by the Chinese government to engage in the business of transfer of property rights and corporate equity interests in China. Its business covers the entire Pearl River Delta area. The Shenzhen International Hi-Tech Exchange reported that it had a trading volume of more than US$1.7 billion in 2004.

Mr. Andy Lin, CEO of Intermost Corporation, said, "This is another important strategic step towards our goal of becoming a dominant player in the private equity exchange services business in China. Residing in what we believe is one of the most important financial centers in China, we anticipate that Shenzhen International Hi-Tech Exchange will not only bring Intermost a new revenue stream, but that it will also generate significant exchange trading transactions onto our nationwide electronic trading platform for the private equity exchange business, which is going to be introduced to the market later this year."

"I am pleased and excited with the progress of our company. We have seen a steady improvement in our results and we expect this trend to continue in 2005."


                           About Intermost Corporation
Intermost Corporation focuses on the private equity exchange business and the Internet services in China. The former involves the over-the-counter trading of equities and other assets of privately held companies within authorized 'exchanges' in China. In collaboration with its strategic partners, Intermost is to enhance the services to members of the 'exchanges' with the provision of an electronic trading and information platform and other value-added services like multi-function cards. Intermost is also engaged in the provision of Internet services that include Internet company/product promotions, provision of digital security imaging solution and digital imaging systems. For more details, please visit www.intermost.com

Safe Harbor Statement
This press release contains forward-looking statements that involve risks, uncertainties and assumptions that, if they never materialize or if they prove incorrect, could cause the Company's results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of earnings, revenue, or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new products, services or developments, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations as of the date of this press release. Actual results may differ materially from those projected because of a number of risks and uncertainties, including those detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. The Company assumes no obligations and does not intend to update these forward-looking statements.


Source
Intermost Corporation

Contact
Intermost Corporation
Mr. Andy Lin
andylin@intermost.com

Stanford Capital International Ltd.
Mr. K.M. Wong
852-9094 5465
km@stock-update.com